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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-72021 pertaining to the Dividend Reinvestment and Direct Shares Purchase Plan, Form S-3 No. 33-78727 pertaining to the shelf registration of 5,000,000 common shares, Form S-4 No. 33-78803 pertaining to the shelf registration of 5,000,000 common shares, Form S-8 No. 333-76625 pertaining to the 1997 Share Incentive Plan of Entertainment Properties Trust) of our report dated March 28, 2002 with respect to the consolidated financial statements and schedule of Entertainment Properties Trust as of December 31, 2001 and for the two years in the period then ended included in this Annual Report (Form
10-K) for the year ended December 31, 2002.

                                                               Ernst & Young LLP

Kansas City, Missouri
March 26, 2003
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                                                                      Exhibit 23

                          Independent Auditor's Consent

The Board of Trustees
Entertainment Properties Trust

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-72021 pertaining to the Dividend Reinvestment and Direct Shares Purchase plan, Form S-3 No. 33-78727 pertaining to the shelf registration of 5,000,000 common shares, Form S-4 No. 33-78803 pertaining to the shelf registration of 5,000,000 common shares, Form S-8 No. 333-76625 pertaining to the 1997 Share Incentive Plan) of our report dated February 7, 2003 with respect to the 2002 consolidated financial statements and 2002 schedule of Entertainment Properties Trust, which report appears in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                                        KPMG LLP

Kansas City, Missouri
March 26, 2003